Exhibit 5(i)

[LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

March 14, 2011

Santander Holdings USA, Inc.
75 State Street
Boston, Massachusetts 02109

Ladies and Gentlemen:

We have acted as special counsel to Santander Holdings USA, Inc. (the “Company”), a Virginia corporation, in connection with the filing on the date hereof of the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), under the Securities Act of 1933, as amended (the “Act”) in order to register certain non-convertible investment-grade senior and subordinated debt securities of the Company (the “Notes”) under the Act. The Notes may be issued in one or more series under an Indenture (the “Indenture”), including the Form of Indenture to be attached as Exhibit 4(i) to the Registration Statement, proposed to be entered into between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”).

In rendering this opinion, we have examined such corporate records and other documents, and we have reviewed such matters of law, as we have deemed necessary or appropriate. In rendering this opinion, we have, with your consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion we have, with your consent, assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) each natural person signing any document reviewed by us had the legal capacity to do so, (d) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed, (f) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act, (g) a prospectus supplement will have been filed with the SEC describing the Notes offered thereby, (h) any Notes that may be issued will be issued in a form that complies with the Indenture and any Notes, indenture and supplemental indenture to be entered into in connection with the issuance of such Notes will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee or authenticating agent, (i) all Notes will be issued and sold in compliance with applicable federal and state securities laws, including applicable provisions of “blue sky” laws, and in the manner stated in the Registration Statement and the applicable prospectus supplement, (j) the Registration Statement, the Indenture, the Notes, and any definitive purchase, underwriting or similar agreement with respect to any of the Notes (collectively, the “Transaction Documents”) will have been duly authorized and validly executed and delivered by each of the Company and the other parties thereto, and (k) the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein. We have also assumed that the execution, delivery and performance of the Transaction Documents will not (a) violate, conflict with or result in a breach of, or require any consent under, the charters, bylaws or equivalent organizational documents of any party to such documents or the laws of the jurisdictions of organization or applicable laws with respect to such parties, (b) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination or award of any court or governmental body having jurisdiction over the Company or any of its assets or (c) constitute a breach or violation of any agreement or instrument that is binding on any party to the Transaction Documents, and we have assumed that each party (in the case of parties that are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such party has the legal capacity, power and authority (corporate or otherwise) to enter into, deliver and perform its obligations thereunder and that each of the Transaction Documents (other than, with respect to the Company, the Notes) constitutes the valid and legally binding obligation of all such parties, enforceable against them in accordance with its terms. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, with respect to any series of Notes to be offered by the Company pursuant to the Registration Statement (the “Offered Notes”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture qualifies under the Trust Indenture Act of 1939, as amended, (b) an appropriate prospectus supplement or term sheet with respect to the Offered Notes has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (c) if the Offered Notes are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Notes has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) the Board of Directors of the Company (the “Board”), including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Notes and related matters, (e) the Indenture and any supplemental indenture in respect of such Offered Notes have been duly executed and delivered by each party thereto, (f) the terms of the Offered Notes and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Notes, so as not to violate any applicable law or the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (g) the Offered Notes have been issued in a form that complies with, and have been duly executed and authenticated in accordance with, the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Notes and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor and as contemplated by the Registration Statement, including the Prospectus and any applicable supplement to the Prospectus, the Offered Notes, when issued and sold in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Notes and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and legally binding obligations of the Company, entitled to the benefits of the Indenture under which the Offered Notes will be issued and enforceable against the Company in accordance with their respective terms.

The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), (c) an implied covenant of good faith and fair dealing, (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States and (f) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration and (vi) limit the waiver of rights under usury laws. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Notes or the Indenture.

This opinion is given on the basis of the law and the facts existing as of the date hereof. We assume no obligation to advise you of changes in matters of fact or law which may thereafter occur. Our opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York and the federal securities laws of the United States of America, in each case as in effect on the date hereof.

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the Commonwealth of Virginia, we have relied upon the opinion dated March 14, 2011 of McGuireWoods LLP, special counsel to the Company.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

* * * * *

Very truly yours,

/s/  Wachtell, Lipton, Rosen & Katz

3